UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2008

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, 15th Floor, Cleveland, Ohio		44114-2544
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Cliffs Natural Resources Inc. published a news release dated November 6, 2008 as follows:

Cliffs Natural Resources Inc. Provides WARN Notices

CLEVELAND — Nov. 6, 2008 — Cliffs Natural Resources Inc. (NYSE: CLF) today reported that in anticipation of potentially necessary production curtailments, its North America business unit has initiated compliance with the U.S. Department of Labor’s Worker Adjustment and Retraining Notification (WARN) Act, by notifying local officials and the United Steelworkers in four operating locations of the potential for production curtailments and employee reductions.

WARN Act notification is required 60 days in advance under certain circumstances when there is a potential for layoffs of more than 50 employees for a period in excess of six months.

The operations that could be affected are the Empire and Tilden mines in Michigan and the Hibbing Taconite and United Taconite mines in Minnesota.

Production curtailments at United Taconite were previously announced on Oct. 28, 2008. United Taconite and local USW leadership have since agreed to implement a 32-hour workweek through the end of January in order to avoid layoffs. A potential layoff at the end of January may be delayed or avoided if the 32-hour workweek is extended past the end of January.

"Any production curtailments at our partnership mines are subject to approval by the mine partners, and as a result no final decisions have been made for Tilden, Empire, and Hibbing," said Donald J. Gallagher, president of Cliffs’ North American business unit. "However, we must acknowledge that there is a potential for curtailments and layoffs and make the proper notifications for our employees and the community."

"It is unfortunate that this is necessary," Gallagher continued, "but we have seen a reduction in blast furnace operations by our customers due to the downturn in the global economy. As a result, their pellet needs have significantly declined. Any actions we take going forward will be necessary to balance mine production and pellet inventories with customer demand."

The Empire and Tilden mines have a combined capacity to produce more than 13 million tons of pellets annually. Hibbing Taconite and United Taconite have annual production capacities of 8 million tons and more than 5 million tons, respectively.

To be added to Cliffs Natural Resources’ e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html

ABOUT CLIFFS NATURAL RESOURCES INC.
Cliffs Natural Resources Inc., headquartered in Cleveland, is an international mining company, the largest producer of iron ore pellets in North America and a major supplier of metallurgical coal to the global steelmaking industry. The Company operates six iron ore mines in Michigan, Minnesota and Eastern Canada, and three coking coal mines in West Virginia and Alabama. Cliffs is also majority owner of Portman Limited, a large iron ore mining company in Australia, serving the Asian iron ore markets with direct-shipping fines and lump ore. In addition, the Company has a 30% interest in the Amapá Project, a Brazilian iron ore project, and a 45% economic interest in the Sonoma Project, an Australian coking and thermal coal project.

News releases and other information on the Company are available on the Internet at:
http://www.cliffsnaturalresources.com or
www.cliffsnaturalresources.com/Investors/Pages/default.aspx?b=1041&1=1

This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

Actual results may differ materially from such statements for a variety of reasons, including: the length and extent of any potential production curtailments; changes in the sales volumes or mix; the impact of other price-adjustment factors on the Company's sales contracts; changes in demand for iron ore pellets by North American integrated steel producers, or changes in Asian iron ore demand due to changes in steel utilization rates, operational factors, electric furnace production or imports into the United States and Canada of semi-finished steel or pig iron; the impact of consolidation and rationalization in the steel industry; availability of capital equipment and component parts; availability of float capacity; changes in the financial condition of the Company's partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code or similar statutes in other countries; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; inability to achieve expected production levels; reductions in current resource estimates; failure to receive or maintain required environmental permits; problems with productivity, labor disputes, weather conditions, fluctuations in ore grade, tons mined, changes in cost factors including energy costs, transportation, mine closure obligations and employee benefit costs; the ability to identify, acquire and integrate strategic acquisition candidates and the effect of these various risks on the Company's future cash flows, debt levels, liquidity and financial position.

Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company's Annual Report and Reports on Form 10-K and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cliffs Natural Resources' website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

SOURCE: Cliffs Natural Resources Inc.

INVESTOR AND FINANCIAL MEDIA CONTACT:

Steve Baisden
Director, Investor Relations and Corporate Communications
(216) 694-5280
steve.baisden@cliffsnr.com

MICHIGAN AND MINNESOTA MEDIA CONTACTS:

Michigan:
Dale Hemmila
District Manager, Public Affairs
(906) 475-3870

Minnesota:
Maureen Talarico
District Manager, Public Affairs
(218) 279-6120

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

November 7, 2008	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary